                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant     [ ]

Check the appropriate box:

 [ ]     Preliminary proxy statement

 [ ]     Definitive proxy statement            [ ]   Confidential, for use of
                                                     the Commission Only (as
 [X]     Definitive additional materials             permitted by Rule 14a-
                                                     6(e)(2))
 [ ]     Soliciting material pursuant to
         Rule 14a-11(c) or Rule 14a-12



                Professionals Insurance Company Management Group
                (Name of Registrant as Specified in its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[ ]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

[X]      Fee paid previously with preliminary materials.

         The filing fee, which was $28,624.12 and was previously paid, was calculated on the basis of the information that follows:

         Aggregate number of securities to which transaction applies: 4,089,160 shares of common stock, no par value per share, of Professionals Insurance Company Management Group. Per unit price or other underlying value of transaction was computed pursuant to Exchange Act Rule 0-11 and equaled $35.00 (the average of the high and low prices for common stock of Professionals Insurance Company Management Group as reported on the Nasdaq National Market on November 3, 1997).

         Proposed maximum aggregate value of transaction: $143,120,600.00 (4,089,160 shares x $35.00 per share).
         Total fee paid:  $28,624.12 (amount was paid on October 28, 1997).



[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

       [Letterhead of Professionals Insurance Company Management Group]


                                                        May 11, 1998

[Name and address of stockholder]

Dear    :

        I am writing to seek your assistance in completing the merger between Professionals Group and Physicians Protective Trust Fund of Coral Gables, Florida ("PPTF"). Pursuant to the merger, PPTF will merge into PICOM Insurance Company to form a larger and more capable insurance organization serving markets in the Midwest and Florida. The full details concerning the merger are included in the proxy statement/prospectus which was previously mailed to you under separate cover.

        The Board of Directors of Professionals Group has recommended to the shareholders that they vote in favor of the merger and we request that you send in your proxy as soon as possible. We believe that the merger will open new markets and opportunities for PICOM Insurance Company and will further Professionals Group's goal of building shareholder value.

        Please feel free to call me at (517) 347-6230 or PICOM's CFO, John Lang at (517) 347-6207 should you have any questions about the merger. If you should need another copy of the proxy material please contact Lori Beachnau at (517) 347-6238.

        Thank you for your continuing support.


                                                        Sincerely,

                                                        /s/ Victor T. Adamo

VTA/lb
Enclosure